UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 10, 2006

                              SunCom Wireless, Inc.
             (Exact name of registrant as specified in its charter)



   Delaware                    333-57715                     23-2930873
(State or other               (Commission                 (I.R.S. Employer
jurisdiction of               File Number)                Identification No.)
incorporation)


                                1100 Cassatt Road
                              Berwyn, Pennsylvania
                                      19312
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (610) 651-5900
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported, on May 9, 2006, Eric Haskell, Executive Vice President and Chief Financial Officer of SunCom Wireless
Holdings, Inc. (Holdings), was appointed Interim Chief Executive Officer of Holdings, to serve during the medical leave of absence of Michael E. Kalogris, our Chairman and Chief Executive Officer.  On July 12, 2006, SunCom Wireless Management Company, Inc., an
indirect wholly-owned subsidiary of Holdings, and  Eric Haskell entered into a letter agreement setting forth the terms of
Mr. Haskell's  compensation for his additional service as our Interim Chief Executive Officer.  Pursuant to the letter agreement,
Mr. Haskell's  base salary is increased from $285,000 to $450,000 per annum, payable bi-weekly, during the period he serves as
Interim Chief Executive Officer.  The $165,000 difference (referred to as the interim stipend) will be pro-rated to the extent
Mr. Kalogris officially resumes all or a portion of his duties as Chief Executive Officer.   In addition, the calculation of
Mr. Haskell's 2006 annual bonus will be based on his original base salary plus the aggregate interim stipend received during the year.

Mr. Haskell's service as Interim Chief Executive Officer will terminate immediately upon the date that Mr. Kalogris resumes his duties as Chief Executive Officer on a substantially full-time basis.  Following his termination of service as Interim Chief
Executive Officer, Mr. Haskell will continue to serve as Executive Vice President and Chief Financial Officer unless such service is terminated under the terms of his employment agreement.

The principal terms of Mr. Haskell's employment agreement have previously been described in Holdings' Current Report on Form 8-K dated May 26, 2006 and filed on June 2, 2006.  The description of Mr. Haskell's letter agreement in this report does not purport to be complete and is qualified in its entirety by reference to Mr. Haskell's letter agreement, which is listed as Exhibit 10.2 to this report and is incorporated into this report by this reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On July 10, 2006, Daniel E. Hopkins tendered his resignation as Senior Vice President, Finance and Treasurer of Holdings.  As a
result, Mr. Hopkins' employment agreement with SunCom Wireless Management Company, Inc., dated as of December 20, 2005, will terminate after the expiration of the 60-day notice period provided for under his employment agreement, or on September 8, 2006.
Certain provisions of Mr. Hopkins' employment agreement (including a one year non-compete, a one year non-solicitation provision, a non-disparagement agreement and a confidentiality agreement) will survive the termination of the employment agreement.  In connection with his resignation, Mr. Hopkins and SunCom Wireless Management Company are expected to enter into the separation agreement and
release, the form of which was attached as an exhibit to, and filed with, Mr. Hopkins' employment agreement.

The principal terms of Mr. Hopkins' employment agreement have previously been described in Holdings' Current Report on Form 8-K dated December 14, 2005 and filed on December 20, 2005.  The description of Mr. Hopkins' employment agreement in this report does not purport to be complete and is qualified in its entirety by reference to Mr. Hopkins' employment agreement, which is incorporated as Exhibit 10.3 hereto and also is incorporated into this report by this reference.


Item 9.01.  Financial Statements and Exhibits.

            (a)      Not applicable.

            (b)      Not applicable.

            (c)      Not applicable.

            (d)      Exhibits:

                     10.1     Employment Agreement, dated as of May 26, 2006, between SunCom Wireless Management Company, Inc.
                              and Eric Haskell (incorporated by reference to Exhibit 10.1 to the Form 8-K of SunCom Wireless
                              Holdings, Inc. dated May 26, 2006 and filed June 2, 2006).

                     10.2     Letter Agreement, dated as of July 12, 2006, between SunCom Wireless Management Company, Inc. and
                              Eric Haskell (incorporated by reference to Exhibit 10.2 to the Form 8-K of SunCom Wireless
                              Holdings, Inc. dated July 10, 2006 and filed July 14, 2006).

                      10.3     Employment Agreement, dated as of December 20, 2006, between SunCom Wireless Management Company,
                               Inc. and Daniel E. Hopkins (incorporated by reference to Exhibit 10.25 to the Form 10-K of SunCom
                               Wireless Holdings, Inc. for the year ended December 31, 2005).

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                                                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                                     SUNCOM WIRELESS, INC.




Date:  July 14, 2006                                                  By: /s/ Charles H.N. Kallenbach
                                                                          ----------------------------------------
                                                                          Charles H.N. Kallenbach
                                                                          Senior Vice President of Legal and Regulatory Affairs


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